Exhibit 10.24

SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

THIS SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE (the “Agreement”) is made by and between Leonard J. Brandt, Brandt Ventures, GP (“Brandt Ventures”) and MYnd Analytics, Inc., formerly known as CNS Response, Inc. (“CNS”). Mr. Brandt, Brandt Ventures and CNS are collectively referred to herein as the “Parties” and sometimes individually referred to as a “Party.”

WHEREAS, since June 2009, CNS has been involved in litigation with Mr. Brandt and Brandt Ventures in a number of civil actions in multiple venues, including at various times the Delaware Chancery Court, the Supreme Court of the State of Delaware, the United States District Court for the Central District of California and the Superior Court for the State of California, Orange County;

WHEREAS, on April 11, 2011, Mr. Brandt and Brandt Ventures filed an action in the Superior Court for the State of California, Orange County against CNS, one of its stockholders, SAIL Venture Partners, LP (“SAIL”), and a former member of the CNS board of directors, David Jones (“Mr. Jones”), alleging inter alia the breach of a promissory note agreement entered into by Brandt Ventures and CNS and that Mr. Brandt was wrongfully terminated as Chief Executive Officer of CNS, captioned Leonard J. Brandt and Brandt Ventures, GP v. CNS Response, Inc., Sail Venture Partners and David Jones, Superior Court for the State of California, Orange County, case no. 30-2011-00465655-CU-WT-CJC (the “Orange County Action”);

WHEREAS, in 2012 Mr. Brandt filed a petition in the Court of Chancery of the State of Delaware demanding indemnification of expenses under the Delaware General Corporation Law, captioned Leonard J. Brandt v. CNS Response, Inc., C.A. No. 7652-VGS (the “Delaware Indemnity Action”);

WHEREAS, in order to avoid the possible costs, burdens and distractions of litigation, Mr. Brandt, Brandt Ventures and CNS now desire, and through the execution of this Agreement intend, to dispose of and resolve fully and completely any and all disputes, claims, allegations, issues and differences that they have with or against each other, including all disputes, claims, allegations, issues and differences that were made or could have been made in the Orange County Action or the Delaware Indemnity Action;

NOW, THEREFORE, IN CONSIDERATION of the following general release, and the covenants, promises and undertakings set forth herein, the Parties do hereby agree as follows:

1. On or before August 8, 2016, each Party shall deliver to the other Party’s counsel a fully executed and notarized copy of this Agreement in good order.

2. Within fourteen (14) days of CNS counsel receiving a copy of this Agreement fully executed by Mr. Brandt and Brandt Ventures and notarized and in good order, the Board of Directors of CNS shall approve this Agreement and CNS shall obtain the consent of certain note holders to this Agreement and CNS shall give notice that it has received such approval and consent, or this Agreement shall be deemed void ab initio and of no force or effect. In the event of timely CNS Board approval and the receipt of such consents as CNS deems appropriate, and after receipt of bank wire instructions from counsel for Brandt, CNS will pay, not later than Thursday, August 25, 2016, Two Hundred and Twenty-Five Thousand Dollars ($225,000) to the James D. White Attorney-Client Trust Account, or this Agreement shall be deemed void ab initio and of no force or effect. .

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3.    In the event of timely CNS Board approval and the receipt of such consents as CNS deems appropriate, and provided that CNS counsel has receiving (a) a copy of this Agreement fully executed by Mr. Brandt and Brandt Ventures and notarized and in good order, (b) a copy of the Security Agreement attached hereto as Exhibit A (the "Security Agreement") fully executed by Mr. Brandt for and as the Managing Partner of Brandt Ventures in good order, and (c) a copy of the Registration Rights Agreement attached hereto as Exhibit B (the "Registration Rights Agreement") fully executed by Mr. Brandt for and as the Managing Partner of Brandt Ventures in good order, within twenty (20) days CNS will issue to Brandt Ventures (i) a Secured Convertible Promissory Note in the form attached as Exhibit C and made a part hereof (the "Note") and (ii) a Warrant to Purchase Shares in the form attached as Exhibit D and made a part hereof (the "Warrant"; together with the Note, the Security Agreement and the Registration Rights Agreement, the "Loan Documents"). Mr. Brandt and Brandt Ventures expressly acknowledge and agree that the Note and Warrant are subject to all of the limitations already in place for the other minority holders of notes and warrants, as reflected in the Security Agreement and the Registration Rights Agreement, and Mr. Brandt and Brandt Ventures specifically acknowledge and agree that the terms of the Note, the Warrant, the Security Agreement and the Registration Rights Agreement may be amended or waived with the consent of CNS and the Majority Holders (as defined therein)and without the consent of Mr. Brandt or Brandt Ventures, provided however that Mr. Brandt shall receive notice of such amendments or waivers within a reasonable period of time after they occur.

4.    Mr. Brandt and Brandt Ventures each represent and warrant to the Company as follows:

4.1         Mr. Brandt and Brandt Ventures each have full power and authority to enter into this Agreement and each of the Loan Documents to which either is a party, and this Agreement and each Loan Document constitutes a valid and legally binding obligation of Mr. Brandt and Brandt Ventures, enforceable against them in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles.

4.2         Mr. Brandt and Brandt Ventures each are an "accredited investor" within the meaning of SEC Rule 501 of Regulation D promulgated under the Securities Act.

4.3         (i) Brandt Ventures is acquiring the shares of stock to be issued upon conversion of the Note and exercise of the Warrant contemplated by this Agreement and the Loan Documents (the "Conversion Securities" and together with the Note, the "Securities") solely for its own account and beneficial interest for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended, and (ii) neither Mr. Brandt nor Brandt Ventures have any present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

4.4         Mr. Brandt and Brandt Ventures hereby: (a) acknowledge that they have received all the information that they have requested from CNS and that they consider necessary or appropriate for deciding whether to acquire the Securities, (b) represent that they have had an opportunity to ask questions and receive answers from CNS regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given to them, and (c) further represent that they have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risk of this investment.

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4.5         Mr. Brandt and Brandt Ventures acknowledge that investment in the Securities involves a high degree of risk and represent that they are able, without materially impairing their financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of investment.

4.6         Mr. Brandt and Brandt Ventures are each a U.S. Person as defined under Regulation S under the Securities Act, as amended.

4.7         Mr. Brandt and Brandt Ventures agree and covenant that at any time and from time to time they will promptly execute and deliver to CNS such further instruments and documents and take such further action as CNS may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

5.    CNS represents and warrants as follows:

5.1         This Agreement requires approval of the Board of Directors of CNS and the consent of certain note holders of CNS. Subject to receiving such approval and consents, the execution, delivery and performance by CNS of this agreement, including the payments defined in section 2, and the Loan Documents defined in section 3, are within CNS’s corporate powers, have been duly authorized by all necessary corporate action, do not and will not conflict with any provision of law or organizational document or of any agreement or contractual restrictions binding upon or affecting CNS or any of its property and need no further stockholder or creditor consent.

5.2         The shares of stock to be issued upon conversion of the Note and exercise of the Warrants contemplated by this agreement will be, upon conversion and exercise in accordance with the terms of the Note and Warrants, as applicable, are validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by Mr. Brandt and Brandt Ventures. Assuming accuracy of the representation of Mr. Brandt and Brandt Ventures in section 4 of this agreement, the Securities will be issued in compliance with all applicable federal and state security laws.

5.3         This Agreement requires approval of the Board of Directors of CNS and the consent of certain note holders of CNS. Subject to receiving such approval and consents, this Agreement is, and the Loan Documents when delivered hereunder will be, legal, valid and binding obligations of CNS enforceable against CNS in accordance with their respective terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors rights generally and to general equitable principles.

6.           Any psychiatric clinic in which Mr. Brandt or Brandt Ventures owns a bona fide financial interest or is an officer or employee (any such clinic is referred to herein as a "Brandt Clinic") may purchase PEER reports or other CNS services on terms that are at least as favorable as the terms granted by CNS to any other bona fide purchaser, including clinics owned or franchised by CNS. If, during the term of any purchase agreement with a Brandt Clinic, CNS enters into any subsequent bona fide agreement with any other person or entity on terms more favorable than those contained in the purchase agreement with a Brandt Clinic, then the executory purchase agreement shall be deemed to be modified prospectively to provide the Brandt Clinic with the more favorable terms going forward.

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7.    If Mr. Brandt identifies to CNS in writing a ready, willing and able purchaser of PEER reports or other CNS services, and (a) CNS did not already have knowledge of such party and that it was a ready, willing and able purchaser, and (b) CNS, in its sole discretion, decides to sell the PEER reports or other CNS services to such party and receives payment therefore, to the extent permitted by applicable law, CNS will pay a commission to Mr. Brandt upon receipt of payment in a commercially reasonable amount to be negotiated by the parties with respect to each such transaction. Nothing in this paragraph or elsewhere in this Agreement shall be deemed to require CNS to accept any purchaser brought to CNS by Mr. Brandt or anyone else.

8.    Mr. Brandt and Brandt Ventures, with the intention of binding Mr. Brandt and Brandt Ventures and their family members, heirs, executors, administrators and assigns, hereby generally, irrevocably, unconditionally and completely release CNS, SAIL, Mr. Jones and all other present or former directors, officers, employees, contractors, consultants, representatives, agents, attorneys and stockholders of CNS and SAIL and the successors, predecessors and assigns of each of the foregoing (the “Released Parties”), from and against any and all damages, debts, obligations, losses, liabilities, judgments, costs and expenses (including without limitation attorneys’ fees and costs), payments, claims, counterclaims, cross-claims, demands, defenses, claims for indemnity, claims for contribution or subrogation, allegations, actions, suits, remedies, agreements, rights, privileges, duties, breaches, defaults, failures to perform and violations, of any kind or nature whatsoever, whether based on contract, tort, statute, CNS charter documents or by-laws, or other legal or equitable theory now or hereafter in existence, whether known or unknown or suspected or unsuspected or existing or potential, that Mr. Brandt and Brandt Ventures now have, ever had or may ever have in the future, by reason of any fact, matter, cause, transaction, event, occurrence, condition, relationship, act or omission of any kind or nature whatsoever in existence or occurring at any time from the beginning of time through and including the date of execution of this Agreement, including without limitation any claims that were made or could have been made in the Orange County Action or the Delaware Indemnity Action; provided, however, that in the event any legal action is brought by SAIL or Mr. Jones asserting claims against Mr. Brandt or Brandt Ventures, Mr. Brandt and Brandt Ventures have not released and may assert any affirmative defenses they may have to such claims.

9.    CNS, with the intention of binding its successors and assigns, hereby generally, irrevocably, unconditionally and completely releases Mr. Brandt and Brandt Ventures and their family members and all present or former contractors, consultants, representatives, agents and attorneys and the successors, predecessors and assigns of each of the foregoing (the "Released Parties"), from and against any and all damages, debts, obligations, losses, liabilities, judgments, costs and expenses (including without limitation attorneys' fees and costs), payments, claims, counterclaims, cross-claims, demands, defenses, claims for indemnity, claims for contribution or subrogation, allegations, actions, suits, remedies, agreements, rights, privileges, duties, breaches, defaults, failures to perform and violations, of any kind or nature whatsoever, whether based on contract, tort, statute, CNS charter documents or by-laws, or other legal or equitable theory now or hereafter in existence, whether known or unknown or suspected or unsuspected or existing or potential, that CNS now has, ever had or may ever have in the future, by reason of any fact, matter, cause, transaction, event, occurrence, condition, relationship, act or omission of any kind or nature whatsoever in existence or occurring at any time from the beginning of time through and including the date of execution of this Agreement.

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10.    Section 1542 of the California Civil Code provides as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." The Parties hereto, with the intention of binding themselves and their family members, heirs, executors, administrators and assigns, hereby expressly waive any rights conferred upon them by California Civil Code § 1542 or any similar law of any other jurisdiction, and expressly consent that this Agreement shall be given full force and effect according to all of its and their terms, including those terms relating to unknown and unsuspected claims, if any. The Parties understand and acknowledge the significance and consequences of such specific waiver of California Civil Code Section 1542. The Parties acknowledge and understand that they are being represented and advised in this matter by counsel, and acknowledge that they are familiar with the provisions of California Civil Code Section 1542. The Parties acknowledge that the foregoing waiver is the result of separate bargaining and that there are no undisclosed facts that would affect their willingness to make this waiver. The Parties will expressly assume the risk of subsequently discovered information, facts or law, which if known or understood by them may have affected this waiver.

11.    Mr. Brandt and Brandt Ventures, with the intention of binding Mr. Brandt and Brandt Ventures and their family members, heirs, executors, administrators and assigns, hereby promise, covenant and agree not to make any claims, causes of action, demands or allegations, or bring, file, maintain or otherwise commence any proceeding (including without limitation any action in equity or law, arbitration, mediation, investigation, inquiry or other civil, criminal or administrative proceeding) against any of the Released Parties in any court, agency or other tribunal in any jurisdiction, either directly or indirectly, except to enforce rights under this Agreement.

12.    Mr. Brandt and Brandt Ventures represent and warrant that all outstanding amounts claimed to be due to them by any Released Party under any agreement are extinguished in full as of the date of this Agreement. Mr. Brandt, Brandt Ventures represent and warrant that neither Mr. Brandt nor Brandt Ventures has assigned, transferred, conveyed or otherwise disposed of any claims against the Released Parties as of the date hereof, or any direct or indirect interest in any such claims

13.    This is a "fully integrated" settlement agreement. This Agreement and the Loan Documents contain the entire agreement of the Parties with respect to its subject matter, and all prior oral or written agreements, contracts, negotiations, representations and discussions, if any, pertaining to this matter are merged into this Agreement. No Party to this Agreement has made any oral or written representation other than those set forth in this Agreement, and no Party has relied upon, or is entering into, this Agreement in reliance upon any representation other than those representations expressly contained in this Agreement.

14.    This Agreement is entered into for the purpose of avoiding any possible future expenses, burdens or distractions of litigation and is not an admission by any person of any liability to any other person, or of any wrongdoing on the part of any person. The consideration provided by CNS pursuant to paragraphs 2 and 3 is specifically allocated to Brandt Ventures. The consideration provided by CNS pursuant to paragraphs 6 and 7 is specifically allocated to Mr. Brandt. The parties acknowledge and agree that Mr. Brandt currently owns 246,488 shares of CNS stock, his children collectively own 18,000 shares of CNS Stock, and Brand Ventures currently owns 31,873 shares of CNS stock, and this Agreement does not affect the ownership of such shares. Except as otherwise provided by law, the terms of this Agreement, including all facts, circumstances, statements or documents relating thereto, shall not be admissible or submitted as evidence in any litigation, action or proceeding in any forum for any purpose, other than to secure the enforcement of and obtain the benefits of the terms and conditions of this Agreement.

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15.    The Parties agree that the terms and provisions of this Agreement shall be maintained in confidence and not disclosed to persons not representing a Party to this Agreement, except as may be necessary to enforce the terms of this Agreement, or to the extent such disclosure may be required by law, rule, regulation, or judicial, or administrative order; provided, however, that a party, in response to any inquiry from any third party, may specifically state that ‘prior disputes between the parties have been resolved to the mutual satisfaction of all parties,’ and provided further that this paragraph shall not apply to communications by CNS to Released Parties and their advisors or to its stockholders and the advisors to such stockholders.

16.    The Parties agree to execute and deliver such additional documents and agreements as shall be necessary to carry out the purposes of this Agreement. This Agreement may be enforced as any other contract.

17.    Each Party shall bear its or his own attorneys’ fees, costs and expenses, as well as all fees, costs and expenses, if any, of its advisors, in connection with the claims relinquished hereby and the negotiation, execution and delivery of this Agreement.

18.    This Agreement and the settlement contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of California, without regard to California’s conflict of law rules. The Parties hereby submit to the jurisdiction of the courts of the State of California to address any disagreement or dispute arising from this Agreement. The Parties agree that any dispute arising out of or relating in any way to this Agreement or the settlement shall not be litigated or otherwise pursued in any forum or venue other than the courts of the State of California, and the Parties expressly waive any right to demand a jury trial as to any such dispute. If any of the Parties are required to file an action to compel performance or enforce the terms and conditions of the of this Agreement, the prevailing Party in the litigation, as determined by the court, shall be entitled to recover his, her or its reasonable fees and costs, including attorneys’ fees, incurred in the prosecution of such action.

19.    This Agreement may be modified or amended only by a writing signed by all of the signatories hereto, which refers specifically to this Agreement.

20.    This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signature submitted by PDF attachment to an email shall also be deemed an original.

21.    This Agreement shall become effective only upon its execution and delivery by all Parties hereto and upon the approval of the Board of Directors of CNS and the consent of certain note holders of CNS.

22.    No failure or delay on the part of any party to this agreement or the Loan Documents in exercising any right or remedy under, or pursuant to, the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy or power preclude other or further exercise thereof, or the exercise of any other right, remedy or power. The remedies in the Loan Documents are cumulative and are not exclusive of any remedies provided by law.

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23.    Notwithstanding the legend required to be placed on the Securities by applicable law, no registration statement or opinion of counsel shall be necessary for a transfer of Securities to the respective estate of Mr. Brandt or Brandt Ventures or for a transfer of Securities by gift, will or intestate succession of Mr. Brandt to his spouse or to the siblings, lineal descendants or ancestors of Mr. Brandt or his spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were the original party hereunder, and a legend complying with applicable law is placed on the Securities.

24.    All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail ("e-mail") transmission, so long as a receipt of such e-mail is requested and received) and shall be given,

(a) if to Leonard J. Brandt or Brandt Ventures, to: Leonard J. Brandt, 31465 Juliana Farms Road, San Juan Capistrano, California 92675; and

(b) if to the Company, to: MYnd Analytics, Inc., 26522 La Alameda, Suite 290, Mission Viejo, CA 92691, Attention: Paul Buck. Fax: (866) 867- 4446,

with a copy to Dentons US LLP, 1221 Avenue of the Americas, New York, New York 10020, Attention: Jeffrey A. Baumel. Fax: (973) 912-7199;

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.

25.    THE PARTIES EACH ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT, THAT EACH FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT EACH HAS EXECUTED THE SAME AND MAKE THE SETTLEMENT AND GENERAL RELEASE PROVIDED FOR HEREIN VOLUNTARILY AND OF HIS OR ITS OWN FREE WILL.

IN WITNESS WHEREOF the Parties, intending to be legally bound, have each executed this Settlement Agreement and Mutual General Release as of the dates below their signatures below.

LEONARD J. BRANDT

/s/ Leonard J. Brandt

Date: August 8, 2016

BRANDT VENTURES, GP

By:	/s/ Leonard J. Brandt

Leonard J. Brandt
Its Managing Partner
Date: August 8, 2016

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MYnd ANALYTICS, INC.

By:	/s/ George C. Carpenter IV

George C. Carpenter IV
Its President and Chief Executive Officer
Date: August 8, 2016

[Notary pages to follow]

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State of California	)
) ss.:
County of San Bernardino	)

On the 8th day of August, 2016, before me, a Notary Public in and for the State of California, Leonard J. Brandt, the Managing Partner of Brandt Ventures, GP and the individual who executed the attached Settlement Agreement and Mutual General Release, being duly sworn by me, acknowledged to me that in his capacity as Managing Partner of Brandt Ventures, GP he understands and is familiar with the contents of the attached Settlement Agreement and Mutual General Release and that he signed his name thereto as the Managing Partner of Brandt Ventures, GP voluntarily and of his own free will for the purposes therein stated.

/s/ Lewis M. Bucklew
Notary Public
My Commission Expires: August 20, 2018
(SEAL)

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State of California	)
) ss.:
County of San Bernardino	)

On the 8th day of August, 2016, before me, a Notary Public in and for the State of California, Leonard J. Brandt, the individual who executed the attached Settlement Agreement and Mutual General Release, being duly sworn by me, acknowledged to me that he understands and is familiar with the contents of the attached Settlement Agreement and Mutual General Release and that he signed his name thereto voluntarily and of his own free will for the purposes therein stated.

/s/ Lewis M. Bucklew
Notary Public
My Commission Expires: August 20, 2018
(SEAL)

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State of California	)
) ss.:
County of Orange	)

On the 8th day of August, 2016, before me, a Notary Public in and for the State of California, George C. Carpenter IV, the President and Chief Executive Officer of MYnd Analytics, Inc., and the individual who executed the attached Settlement Agreement and Mutual General Release, being duly sworn by me, acknowledged to me that in his capacity as the President and Chief Executive Officer of MYnd Analytics, Inc., he understands and is familiar with the contents of the attached Settlement Agreement and Mutual General Release and that he signed his name thereto as the President and Chief Executive Officer of MYnd Analytics, Inc. voluntarily and of his own free will for the purposes therein stated.

/s/ Barry Langfelder
Notary Public
My Commission Expires: November 1, 2019
(SEAL)

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